EXHIBIT 10.85

2009 Long-Term Incentive Equity Grants

On December 15, 2008 the Compensation Committee and Board of Directors approved the long-term incentive equity grants to those individuals set forth below in the amount and upon the terms and conditions set forth below.

General Terms of Grant:

*	Form of grant: A combination of stock option and restricted stock unit awards for executive officers and only stock options for non-employee directors.

*	Vesting: Both the stock option grant and the award of restricted stock units vest equally over a 3 year period.

*	Grant date: December 16, 2008.

*	Exercise Price for Stock Options: $22.655.

*	Number of stock options and restricted stock units:

	Stock Option	RSU
Daniel C. Ustian, Chairman, President and CEO	91,656	18,057
William A. Caton, Executive Vice President and Chief Risk Officer	41,942	8,263
Terry M. Endsley, Executive Vice President Chief Financial Officer	31,959	6,296
Deepak T. Kapur, President—Truck Group	31,959	6,296
Pamela J. Turbeville, SVP & CEO Navistar Financial Corporation	20,703	4,078
Steven K. Covey, SVP, General Counsel and Chief Ethics Officer	20,703	4,078

Each Non-Employee Director—3,600 stock options in lieu of their traditional annual stock option grant of 4,000 shares.

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